                                                             EXHIBIT 99.B(g)(ii)

                                                                      APPENDIX 2

                                                AMENDED APPENDIX 2
                                              TO CUSTODIAN AGREEMENT

                                                  CLIENT ACCOUNTS

Account Name                                         Account Number       Account Mnemonic
------------                                         --------------       ----------------

1.    Schwab International Index Fund                  00042986                   SIIF

2.    Schwab Small-Cap Index Fund                      00043001                   SCIF

3.    Schwab MarketTrack Growth Portfolio              00042988                   ADHG
      (formerly known as Schwab Asset
      Director-High Growth Fund)

4.    Schwab MarketTrack Balanced Portfolio            00042989                   ADBG
      (formerly known as Schwab Asset
      Director-Balanced Growth Fund)

5.    Schwab MarketTrack Conservative Portfolio        00042990                   ADCG
      (formerly known as Schwab Asset Director-
      Conservative Growth Fund)

6.    Schwab MarketManager International Portfolio     00042992                   SOPI
      (formerly known as Schwab OneSource
      Portfolios-International)

7.    Schwab MarketManager Growth Portfolio            00042993                   SOPG
      (formerly known as Schwab OneSource
      Portfolios-Growth Allocation)

8.    Schwab MarketManager Balanced Portfolio          00042994                   SOPB
      (formerly known as Schwab OneSource
      Portfolios-Balanced Allocation)

9.    Schwab MarketManager Small Cap Portfolio         00043359                   SOPS
      (formerly known as Schwab OneSource
      Portfolios-Small Company)

10.   Schwab MarketTrack All Equity Portfolio          00043003                   ADAE
      (formerly known as Schwab Asset Director-
      Aggressive Growth Fund)

11.   Schwab MarketTrack All Equity Portfolio-
      Segregated (formerly known as Schwab Asset       00043004
      Director-Aggressive Growth Fund)                                            ADAS